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                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549




                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                             McAfee.com Corporation
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                 Delaware                                77-0503003
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(State of Incorporation or organization)    (I.R.S. Employer Identification No.)


2805 Bowers Avenue, Santa Clara, California                 95051
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(Address of principal executive offices)                  (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


                                      NONE
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Securities to be registered pursuant to Section 12(g) of the Act:

                     CLASS A COMMON STOCK, $0.001 PAR VALUE
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Item 1. Description of Registrant's Securities to be Registered.

Incorporated by reference to Description of Capital Stock section and Shares
Eligible for Future Sales sections on pages 67-71 of the Registrant's
Registration Statement on Form S-1 filed with the Securities and Exchange
Commission on September 23, 1999, as amended (file number 333-87609) (the "S-1
Registration Statement").

Item 2. Exhibits.

The following exhibits are filed as a part of this Registration Statement:

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
     *1.1      Amended and Restated Certificate of Incorporation of Registrant.

     *1.2      Form of Amended and Restated Certificate of Incorporation of
               Registrant to be filed prior to the closing of the Registrant's initial public offering.

* Incorporated by reference to Exhibits 3.1 and 3.3 to the S-1 Registration Statement.


                                      -2-

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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  November 23, 1999                            McAfee.com Corporation


                                                     By: /s/ SRIVATS SAMPATH
                                                        ------------------------
                                                        Srivats Sampath,
                                                        Chief Executive Officer